                                                                    EXHIBIT 2.4



                           EMPLOYEE MATTERS AGREEMENT



                                     BETWEEN



                            MRV COMMUNICATIONS, INC.



                                       AND



                                 LUMINENT, INC.



                                 EFFECTIVE AS OF



                              _______________, 2000





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                                TABLE OF CONTENTS



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                                                                                                                PAGE
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................1


     Section 1.1           401(k) Plan............................................................................1

     Section 1.2           AD&D Plan..............................................................................1

     Section 1.3           Affiliate..............................................................................1

     Section 1.4           Agreement..............................................................................1

     Section 1.5           Ancillary Agreements...................................................................2

     Section 1.6           Assets.................................................................................2

     Section 1.7           Benefits Committee.....................................................................2

     Section 1.8           COBRA..................................................................................2

     Section 1.9           Code...................................................................................2

     Section 1.10          Disability Plan........................................................................2

     Section 1.11          Distribution...........................................................................2

     Section 1.12          Distribution Date......................................................................2

     Section 1.13          DOL....................................................................................2

     Section 1.14          ERISA..................................................................................2

     Section 1.15          FMLA...................................................................................3

     Section 1.16          General Assignment and Assumption Agreement............................................3

     Section 1.17          Group Insurance Policies...............................................................3

     Section 1.18          Group Life Plan........................................................................3

     Section 1.19          HCFA...................................................................................3

     Section 1.20          Health and Welfare Plans...............................................................3

     Section 1.21          Health Plans...........................................................................3

     Section 1.22          HMO....................................................................................3


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
     Section 1.23          HMO Agreements.........................................................................3

     Section 1.24          IPO....................................................................................3

     Section 1.25          IPO Closing Date.......................................................................3

     Section 1.26          IPO Registration Statement.............................................................4

     Section 1.27          IRS....................................................................................4

     Section 1.28          Liabilities............................................................................4

     Section 1.29          Master Transitional Services Agreement.................................................4

     Section 1.30          Material Feature.......................................................................4

     Section 1.31          MRV....................................................................................4

     Section 1.32          MRV Employee...........................................................................4

     Section 1.33          MRV Group..............................................................................5

     Section 1.34          MRV Stock Value........................................................................5

     Section 1.35          MRV Terminated Employee................................................................5

     Section 1.36          Nasdaq.................................................................................5

     Section 1.37          Option.................................................................................5

     Section 1.38          Outsource..............................................................................5

     Section 1.39          Luminent...............................................................................5

     Section 1.40          Luminent Business......................................................................5

     Section 1.41          Luminent Claims........................................................................5

     Section 1.42          Luminent Employee......................................................................5

     Section 1.43          Luminent Group.........................................................................6

     Section 1.44          Luminent Stock Value...................................................................6

     Section 1.45          Luminent Terminated Employee...........................................................6

     Section 1.46          Luminent Transferred Employee..........................................................6

     Section 1.47          Participating Company..................................................................7


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
     Section 1.48          Person.................................................................................7

     Section 1.49          Plan...................................................................................7

     Section 1.50          Post-Distribution Period...............................................................7

     Section 1.51          QDRO...................................................................................7

     Section 1.52          QMCSO..................................................................................7

     Section 1.53          Ratio..................................................................................7

     Section 1.54          Record Date............................................................................7

     Section 1.55          Restricted Stock.......................................................................7

     Section 1.56          Revenue................................................................................8

     Section 1.57          SEC....................................................................................8

     Section 1.58          Separation.............................................................................8

     Section 1.59          Separation Agreement...................................................................8

     Section 1.60          Separation Date........................................................................8

     Section 1.61          Subsidiary.............................................................................8

     Section 1.62          Tax Sharing Agreement..................................................................8

     Section 1.63          Workers' Compensation Plan.............................................................8

ARTICLE II GENERAL PRINCIPLES.....................................................................................9

     Section 2.1           Assumption of Luminent Liabilities.....................................................9

     Section 2.2           Establishment of Luminent Plans........................................................9

     Section 2.3           Luminent Under No Obligation to Maintain Plans.........................................9

     Section 2.4           Luminent's Participation in MRV Plans.................................................10

     Section 2.5           Terms of Participation by Luminent Transferred Employees in Luminent Plans............10

     Section 2.6           Benefits Committee and Dispute Resolution.............................................11

     Section 2.7           Non-U.S. Employment Matters...........................................................11

ARTICLE III DEFINED CONTRIBUTION PLAN............................................................................12


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
     Section 3.1           401(k) Plan...........................................................................12

 ARTICLE IV HEALTH AND WELFARE PLANS.............................................................................12

     Section 4.1           Health Plans as of the Distribution Date..............................................12


     Section 4.2           Health Plans from the Separation Date through the Distribution Date...................14


     Section 4.3           Group Life Plan.......................................................................14


     Section 4.4           AD&D Plan.............................................................................14


     Section 4.5           Long-Term Disability Plan.............................................................15


     Section 4.6           COBRA.................................................................................15


     Section 4.7           Leave of Absence Plans and FMLA.......................................................16


     Section 4.8           Workers' Compensation Plan............................................................16


     Section 4.9           Administrative Services...............................................................17


 ARTICLE V EQUITY AND OTHER COMPENSATION.........................................................................17


     Section 5.1           Bonus Plan............................................................................17


     Section 5.2           MRV Options...........................................................................18


     Section 5.3           MRV Restricted Stock..................................................................18


     Section 5.4           Administrative Services...............................................................19


 ARTICLE VI ADMINISTRATIVE PROVISIONS............................................................................19


     Section 6.1           Master Transitional Services Agreement................................................19


     Section 6.2           Payment of Liabilities, Plan Expenses and Related Matters.............................19


     Section 6.3           Transitional Staffing Services........................................................20


     Section 6.4           Sharing of Participant Information....................................................20


     Section 6.5           Reporting and Disclosure Communications to Participants...............................20


     Section 6.6           Audits Regarding Vendor Contracts.....................................................21


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
     Section 6.7           Employee Identification Numbers.......................................................21

     Section 6.8           Beneficiary Designation...............................................................21

     Section 6.9           Requests for IRS and DOL Opinions.....................................................21

     Section 6.10          Fiduciary Matters.....................................................................21

     Section 6.11          Consent of Third Parties..............................................................21

 ARTICLE VII EMPLOYMENT-RELATED MATTERS..........................................................................22

     Section 7.1           Terms of Luminent Employment..........................................................22

     Section 7.2           HR Data Support Systems...............................................................22

     Section 7.3           Non-Solicitation of Employees.........................................................22

     Section 7.4           Employment of Employees with U.S. Work Visas..........................................23

     Section 7.5           Confidentiality and Proprietary Information...........................................23

     Section 7.6           Personnel Records.....................................................................23

     Section 7.7           Medical Records.......................................................................23

     Section 7.8           Unemployment Insurance Program........................................................23

     Section 7.9           Non-Termination of Employment; No Third-Party Beneficiaries...........................24

     Section 7.10          Employment Litigation.................................................................24

 ARTICLE VIII GENERAL PROVISIONS.................................................................................24

     Section 8.1           Effect if Separation, IPO and/or Distribution Does Not Occur..........................24

     Section 8.2           Relationship of Parties...............................................................25

     Section 8.3           Affiliates............................................................................25

     Section 8.4           Incorporation of Separation Agreement Provisions......................................25

     Section 8.5           Governing Law.........................................................................25

     Section 8.6           Assignment............................................................................25

     Section 8.7           Severability..........................................................................25



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
     Section 8.8           Interpretation........................................................................26

     Section 8.9           Amendment.............................................................................26

     Section 8.10          Termination...........................................................................26

     Section 8.11          Conflict..............................................................................26

     Section 8.12          Counterparts..........................................................................26



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

                           EMPLOYEE MATTERS AGREEMENT


        This EMPLOYEE MATTERS AGREEMENT is entered into as of ___________, 2000, between MRV Communications, Inc., a Delaware corporation, and Luminent, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

        WHEREAS, the Board of Directors of MRV has determined that it is in the best interests of MRV and its shareholders to separate MRV's existing businesses into two (2) independent businesses;

        WHEREAS, in furtherance of the foregoing, MRV and Luminent have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters; and

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


        Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control.

Section 1.1 401(k) Plan. "401(k) Plan," when immediately preceded by "MRV," means the MRV Communications, Inc. 401(k) Plan, a defined contribution plan. When immediately preceded by "Luminent," "401(k) Plan" means the defined contribution plan to be established by Luminent pursuant to Section 2.2 and
Article III.

Section 1.2 AD&D Plan. "AD&D Plan," when immediately preceded by "MRV," means the MRV Accidental Death and Dismemberment ("AD&D") Plan. When immediately preceded by "Luminent," "AD&D Plan" means the accidental death and dismemberment plan to be established by Luminent pursuant to Sections 2.2 and 4.4.

Section 1.3 Affiliate. "Affiliate" means, with respect to any specified Person, means any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

Section 1.4 Agreement. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, and all amendments made hereto from time to time.



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

Section 1.5 Ancillary Agreements. "Ancillary Agreements" means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

Section 1.6 Assets. "Assets" is defined in Section 4.4 of the General Assignment and Assumption Agreement.

Section 1.7 Benefits Committee. "Benefits Committee" means the benefits committee established, implemented and operated pursuant to Section 2.6.

Section 1.8 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

Section 1.9 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.10 Disability Plan. "Disability Plan," when immediately preceded by "MRV," means the MRV Disability Plan which consists of the MRV Short-Term Disability Plan and the MRV Long-Term Disability Plan. When immediately preceded by "Luminent," "Disability Plan" means the Luminent Short-Term Disability Plan and the Luminent Long-Term Disability Plan, to be established by Luminent pursuant to Sections 2.2 and 4.5.

Section 1.11 Distribution. "Distribution" means MRV's pro rata distribution to the holders of its common stock, $0.001 par value, 6 to 12 months following the IPO, of all the shares of Luminent common stock owned by MRV.

Section 1.12 Distribution Date. "Distribution Date" means the date that the Distribution is effective.

Section 1.13 DOL. "DOL" means the United States Department of Labor.

Section 1.14 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.15 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

Section 1.16 General Assignment and Assumption Agreement. "General Assignment and Assumption Agreement" means the Ancillary Agreement attached as Exhibit C to the Separation Agreement.

Section 1.17 Group Insurance Policies. "Group Insurance Policies" is defined in Subsection 4.1(c)(i) and Schedule 4.1(c)(i).

Section 1.18 Group Life Plan. "Group Life Plan," when immediately preceded by "MRV," means the MRV Group Life Plan. When immediately preceded by "Luminent," "Group Life Plan" means the group life plan to be established by Luminent pursuant to Sections 2.2 and 4.3.

Section 1.19 HCFA. "HCFA" means the United States Health Care Financing Administration.

Section 1.20 Health and Welfare Plans. "Health and Welfare Plans," when immediately preceded by "MRV," means the MRV Health Plans and the health and welfare plans listed on Schedule 4.2(a) established and maintained by MRV for the benefit of eligible employees of the



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

MRV Group, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "Luminent," "Health and Welfare Plans" means the Luminent Health Plans and the health and welfare plans to be established by Luminent pursuant to Section 2.2, Article IV, and Schedule 4.1(a).

Section 1.21 Health Plans. "Health Plans," when immediately preceded by "MRV," means the medical, HMO, vision, and dental plans and any similar or successor Plans established and maintained by MRV as of ________________. When immediately preceded by "Luminent," "Health Plans" means the medical, HMO, vision and dental plans to be established by Luminent pursuant to Section 2.2 and Article IV.

Section 1.22 HMO. "HMO" means a health maintenance organization that provides benefits under the MRV Health Plans or the Luminent Health Plans.

Section 1.23 HMO Agreements. "HMO Agreements" is defined in Subsection 4.1(c)(ii) and Schedule 4.1(c)(ii).

Section 1.24 IPO. "IPO" means the initial public offering of Luminent common stock pursuant to a registration statement on Form S-1 or similar registration of Luminent stock under Section 12 of the 1933 Act pursuant to the Securities Act of 1933, as amended.

Section 1.25 IPO Closing Date. "IPO Closing Date" means the closing of the IPO, which is currently scheduled to occur prior to ____________.

Section 1.26 IPO Registration Statement. "IPO Registration Statement" means the registration statement on Form S-1 or similar registration of Luminent stock under Section 12 of the 1933 Act pursuant to the Securities Act of 1933 as amended, to be filed with the SEC registering the shares of common stock of Luminent to be issued in the IPO, together with all amendments thereto.

Section 1.27 IRS. "IRS" means the United States Internal Revenue Service.

Section 1.28 Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

Section 1.29 Master Transitional Services Agreement. "Master Transitional Services Agreement" means the Ancillary Agreement which is Exhibit G to the Separation Agreement.

Section 1.30 Material Feature. "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

Section 1.31 MRV. "MRV" means MRV Communications, Inc., a Delaware corporation. In all such instances in which MRV is referenced in this Agreement, it shall also be deemed to include a reference to each member of the MRV Group, unless it specifically provides otherwise; MRV shall be solely responsible to Luminent for ensuring that each member of the MRV Group complies with the applicable terms of this Agreement.

Section 1.32 MRV Employee. "MRV Employee" means an individual who, on the Distribution Date, is: (a) either actively employed by, or on leave of absence from, the MRV Group; (b) a MRV Terminated Employee; or (c) an employee or group of employees designated as MRV Employees by MRV and Luminent, by mutual agreement.

Section 1.33 MRV Group. "MRV Group" means MRV and each Subsidiary and Affiliate of MRV (or any predecessor organization thereof).

Section 1.34 MRV Stock Value. "MRV Stock Value" means the closing per-share price of MRV common stock as listed on the Nasdaq on the last trading day before the Distribution Date.

Section 1.35 MRV Terminated Employee. "MRV Terminated Employee" means any individual who is a former employee of the MRV Group and who, on the Distribution Date, is not a Luminent Transferred Employee.

Section 1.36 Nasdaq. "Nasdaq" means the Nasdaq National Market.

Section 1.37 Option. "Option," when immediately preceded by "MRV," means an option to purchase MRV common stock pursuant to a Stock Plan. When immediately preceded by "Luminent," "Option" means an option to purchase Luminent common stock pursuant to a Stock Plan.

Section 1.38 Outsource. "Outsource" is defined in Section 4.8(c).

Section 1.39 Luminent. "Luminent" means Luminent, Inc., a Delaware corporation. In all such instances in which Luminent is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Luminent Group, unless it specifically provides otherwise; Luminent shall be solely responsible to MRV for ensuring that each member of the Luminent Group complies with the applicable terms of this Agreement.

Section 1.40 Luminent Business. "Luminent Business" means the business and operations described in the IPO Registration Statement.

Section 1.41 Luminent Claims. "Luminent Claims" is defined in Subsection 4.8(a).

Section 1.42 Luminent Employee. "Luminent Employee" means any individual who is:
(a) either actively employed by, or on leave of absence from, the Luminent Group on the Separation Date; (b) either actively employed by, or on leave of absence from, the MRV Group as either part of a work group or organization, or common support function that, at any time after the Separation Date and before the Distribution Date, moves to the employ of the Luminent Group from the employ of the MRV Group; (c) a Luminent Terminated Employee; (d) employed by the Luminent Group; (e) any other employee or group of employees designated as Luminent Employees (as of the specified date) by MRV and Luminent by mutual agreement; or
(f) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered



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dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.43(a) through (e) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Luminent Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Luminent Employee by virtue of Subsections 1.43(a) through (e)).

Section 1.43 Luminent Group. "Luminent Group" means Luminent and each Subsidiary and Affiliate of Luminent immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate of Luminent after the Separation Date.

Section 1.44 Luminent Stock Value. "Luminent Stock Value" means the opening per-share price of Luminent common stock as listed on Nasdaq, as applicable, on the first trading day after the Distribution Date.

Section 1.45 Luminent Terminated Employee. "Luminent Terminated Employee" means any individual who is: (a) a former employee of the MRV Group who was terminated from the Luminent Business on or before the Separation Date; or (b) a former employee of the Luminent Group. Notwithstanding the foregoing, "Luminent Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a MRV Employee at the Distribution Date; or (b) an individual who is otherwise a Luminent Terminated Employee, but who is subsequently employed by the MRV Group prior to the Distribution Date.

Section 1.46 Luminent Transferred Employee. "Luminent Transferred Employee" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the Luminent Group; (b) a Luminent Terminated Employee; (c) an employee or group of employees designated by MRV and Luminent, by mutual agreement, as Luminent Transferred Employees; or (d) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.43(a) through (c) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Luminent Transferred Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Luminent Transferred Employee by virtue of Subsections 1.47(a) through (d)). An employee may be a Luminent Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a MRV Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any coverage under or benefits from a MRV Plan.

Section 1.47 Participating Company. "Participating Company" means: (a) MRV; (b) any Person (other than an individual) that MRV has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by MRV; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.



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

Section 1.48 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

Section 1.49 Plan. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of MRV or Luminent.

Section 1.50 Post-Distribution Period. "Post-Distribution Period" means, for each designated Plan, the period beginning as of the Distribution Date and ending on the date that no member of the Luminent Group is using MRV benefit delivery and administrative services with respect to that Plan.

Section 1.51 QDRO. "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the MRV 401(k) Plan.

Section 1.52 QMCSO. "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

Section 1.53 Ratio. "Ratio" means the ratio determined by dividing the Luminent Stock Value by the MRV Stock Value.

Section 1.54 Record Date. "Record Date" means the close of business on the date to be determined by the Board of Directors of MRV as the record date for determining the stockholders of MRV entitled to receive shares of common stock of Luminent in the Distribution.

Section 1.55 Restricted Stock. "Restricted Stock," when immediately preceded by "MRV," means shares of MRV common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a MRV Stock Plan. When immediately preceded by "Luminent," "Restricted Stock" means shares of Luminent common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a Luminent Stock Plan.

Section 1.56 Revenue. "Revenue" means net revenue as determined in accordance with generally accepted accounting principles.

Section 1.57 SEC. "SEC" means the United States Securities and Exchange Commission.

Section 1.58 Separation. "Separation" means the contribution and transfer from MRV to Luminent, and Luminent's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Luminent Business and the stock, investments or similar interests currently held by MRV in subsidiaries and other entities that conduct such business.

Section 1.59 Separation Agreement. "Separation Agreement" means the Master Separation and Distribution Agreement, dated as of July 25, 2000, of which this is Exhibit E thereto.



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

Section 1.60 Separation Date. "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation which shall be 12:01 a.m., Pacific Time, ____________, 2000, and/or such other date(s) as may be fixed by the Board of Directors of MRV.

Section 1.61 Subsidiary. "Subsidiary" of any person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person. Unless the context otherwise requires, reference to MRV and its Subsidiaries shall not include the subsidiaries of MRV that will be transferred to Luminent after giving effect to the Separation.

Section 1.62 Tax Sharing Agreement. "Tax Sharing Agreement" means the Ancillary Agreement, which is Exhibit F to the Separation Agreement.

Section 1.63 Workers' Compensation Plan. "Workers' Compensation Plan" when immediately preceded by "MRV" means the MRV Workers' Compensation Plan, comprised of the various arrangements established by a member of the MRV Group to comply with the workers' compensation requirements of the states in which the MRV Group conducts business. When immediately preceded by "Luminent," "Workers' Compensation Plan" means the workers' compensation program to be established by Luminent pursuant to Section 4.8.


                                   ARTICLE II
                               GENERAL PRINCIPLES


Section 2.1 Assumption of Luminent Liabilities. Except as specified otherwise in this Agreement or as mutually agreed upon by Luminent and MRV from time to time, effective as of Separation Date, Luminent hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all Liabilities of, or relating to, Luminent Employees or Luminent Transferred Employees, in each case relating to, arising out of, or resulting from future, present or former employment with the Luminent Business (including Liabilities relating to, arising out of, or resulting from MRV Plans and Luminent Plans); (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the Luminent Group; and (c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Luminent Group, or a Luminent Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by MRV and Luminent from time to time, MRV shall transfer to Luminent amounts equal to trust assets, insurance reserves, and other related assets as consistent with the applicable Plan transition that relates to, arises out of, or results from Luminent's pro rata interest in each MRV Plan.

Section 2.2 Establishment of Luminent Plans.

        (a) Health and Welfare Plans. Except as specified otherwise in this Agreement, effective as of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), Luminent shall adopt the Luminent Health and Welfare Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each of the foregoing Luminent Plans as in effect as of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding MRV Plan as in effect as of such agreed upon date.

        (b) 401(k) Plan. Except as specified otherwise in this Agreement, effective as of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), Luminent shall adopt the Luminent 401(k) Plan. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each Luminent Plan in effect as of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding MRV Plan in effect as of such agreed upon date.

Section 2.3 Luminent Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Luminent, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Luminent Plan, any benefit under any Luminent Plan or any trust, insurance policy or funding vehicle related to any Luminent Plans, or any employment or other service arrangement with Luminent Employees or vendors (to the extent permitted by law).

Section 2.4 Luminent's Participation in MRV Plans.

        (a) Participation in MRV Plans. Except as specified otherwise in this Agreement or as MRV and Luminent may mutually agree, Luminent shall, until the Distribution Date, continue to be a Participating Company in the MRV Plans to the extent that Luminent has not established a corresponding Plan. Effective as of any date on or after the Separation Date and before the Distribution Date (or such other date(s) as MRV or Luminent may mutually agree), any member of the Luminent Group not described in the preceding sentence may, at its request and with the consent of MRV and Luminent, become a Participating Company in any or all of the MRV Plans, to the extent that Luminent has not yet established a corresponding Plan.

        (b) MRV's General Obligations as Plan Sponsor. To the extent that Luminent is a Participating Company in any MRV Plan, MRV shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such MRV Plan, and shall have the sole and absolute discretion and authority to interpret the MRV Plan, as set forth therein. MRV shall not amend any Material Feature of any MRV Plan in which Luminent is a Participating Company, except to the extent: (i) such amendment would not materially affect any coverage or benefits of Luminent Employees or Luminent Transferred Employees under such Plan; (ii) Luminent shall consent to such amendment and such consent shall not be unreasonably withheld; or (iii) such amendment is necessary or appropriate to comply with applicable law.

        (c) Luminent's General Obligations as Participating Company. Luminent shall perform, with respect to its participation in the MRV Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable MRV Plan; (ii) full cooperation with MRV Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements MRV has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom MRV has entered into an agreement relating to the MRV Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

        (d) Termination of Participating Company Status. Except as otherwise may be mutually agreed upon by MRV and Luminent, effective as of the Distribution Date or such other date as Luminent establishes a corresponding Plan (as specified in Section 2.2 or otherwise in this Agreement), Luminent shall automatically cease to be a Participating Company in the corresponding MRV Plan.

Section 2.5 Terms of Participation by Luminent Transferred Employees in Luminent Plans.

        (a) Non-Duplication of Benefits. Except as specified otherwise in this Agreement, as of the Distribution Date, or other later date that applies to the particular Luminent Plan established thereafter, the Luminent Plans shall be, with respect to Luminent Transferred Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding MRV Plans. MRV and Luminent shall agree on methods and procedures, including amending the respective Plan documents, to prevent Luminent Employees from receiving duplicate benefits from the MRV Plans and the Luminent Plans.

        (b) Service Credit. Except as specified otherwise in this Agreement, with respect to Luminent Transferred Employees, each Luminent Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding MRV Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Luminent Plan to the same extent as if such items occurred under such Luminent Plan, except to the extent that duplication of benefits would result. Notwithstanding the foregoing, MRV and Luminent shall recognize service with either MRV or Luminent that was recognized as of the Distribution Date, except to the extent provided in Subsection 2.5(a) above. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Luminent Plans and the MRV Plans.

        (c) Assumption of Liabilities. Except as specified otherwise in this Agreement (including, without limitation, the exception applicable to self-insured Health Plans), the provisions of this Agreement for the transfer of Assets relating to MRV Plans to Luminent and/or the appropriate Luminent Plans are based upon the understanding of the parties that Luminent and/or the appropriate Luminent Plan will assume all Liabilities of the corresponding MRV Plan to or relating to Luminent Transferred Employees, as provided for herein. If any such Liabilities are not effectively assumed by Luminent and/or the appropriate Luminent Plan, then the amount of transferred Assets shall be recomputed accordingly, taking into account the retention of such Liabilities by such MRV Plan, and Assets shall be transferred from Luminent and/or the appropriate Luminent Plan to MRV and/or the appropriate MRV Plan so as to place Luminent and/or the appropriate Luminent Plan in the position it would have been in had the initial Asset transfer been made in accordance with such recomputed amount of assets.

Section 2.6 Benefits Committee and Dispute Resolution. From the date of this Agreement through the later of the Distribution Date or the end of the Post-Distribution Period, as applicable, the management of the Plans shall be conducted under the supervision of the Benefits

Committee. The Benefits Committee shall consist of an equal number of representatives from MRV and Luminent as appointed by the MRV Senior Vice President, Human Resources, and the functional equivalent of Luminent, and shall provide strategic oversight and direction of the cohesive administration of the Plans. Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by the Luminent Senior Vice President, Human Resources (or the functional equivalent) (or his or her authorized delegate) and the MRV Senior Vice President, Human Resources (or his or her authorized delegate). After the exhaustion of the process, as specified herein, any outstanding issue shall be resolved in accordance with Section 5.9 of the Separation Agreement, entitled "Dispute Resolution."

Section 2.7 Non-U.S. Employment Matters. Luminent and MRV each intend that matters, issues, or Liabilities relating to, arising out of, or resulting from non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues, or Liabilities as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in the applicable Section or Schedule thereto or Schedule 2.7).


                                   ARTICLE III
                            DEFINED CONTRIBUTION PLAN


Section 3.1 401(k) Plan.

        (a) 401(k) Plan. Effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), Luminent shall establish, or cause to be established, a separate plan or trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code
Section 501(a)(1), and to form the Luminent 401(k) Plan.

        (b) 401(k) Plan: Assumption of Liabilities and Transfer of Assets. Effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree): (i) the Luminent 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Luminent Transferred Employees under the MRV 401(k) Plan; and (ii) MRV shall cause the accounts of the Luminent Transferred Employees under the MRV 401(k) Plan that are held by its related trust, whether vested or unvested, to be transferred to the Luminent 401(k) Plan and its related trust, and Luminent shall cause such transferred accounts to be accepted by such Plan and its related trust. In MRV's discretion, amounts may be in cash or in kind or a combination; except following in kind: (A) MRV stock; (B) Luminent stock; (C) promissory notes reflecting plan loans to Luminent executives. Effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), Luminent shall use its commercially reasonable best efforts to enter into agreements satisfactory to Luminent to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of Shlomo Margalit, Noam Lotan and Edmund Glazer as the initial trustees under the Luminent 401(k) Plan, and the engagement of Dissinger & Associates as the initial recordkeeper under the Luminent 401(k) Plan. Luminent and MRV each agree to use their commercially reasonable best efforts to accomplish this 401(k) Plan and related trust spin-off.

        (c) 401(k) Plan: Stock Considerations. As a result of the spin-off of the MRV 401(k) Plan and to the extent that immediately prior to such time, the MRV 401(k) Plan continues to consist of MRV employer securities, then the resulting MRV 401(k) Plan and Luminent 401(k) Plan shall both consist in part of MRV and Luminent employer securities. Luminent and MRV shall assume sole responsibility for ensuring that their respective company stock funds, and underlying employer securities held in each such fund, are maintained in compliance with all requirements of the SEC.

        (d) No Distribution to Luminent Transferred Employees. The MRV 401(k) Plan and the Luminent 401(k) Plan shall provide that no distribution of account balances shall be made to any Luminent Transferred Employee on account of the Luminent Group ceasing to be an Affiliate of the MRV Group as of the Distribution Date.


                                   ARTICLE IV
                            HEALTH AND WELFARE PLANS


Section 4.1 Health Plans as of the Distribution Date.

        (a) Luminent Health Plans. As of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), Luminent shall have established the Luminent Health Plans listed on Schedule 4.1(a) and, correspondingly, Luminent shall cease to be a Participating Company in the MRV Health Plans. Luminent shall be solely responsible for the administration of the Luminent Health Plans, including the payment of all employer-related costs in establishing and maintaining the Luminent Health Plans, and for the collection and remittance of employee premiums, subject to Section 6.2.

        (b) Pending Treatments. Notwithstanding Subsection 4.1(a) above, all treatments which have been pre-certified for or are being provided to a Luminent Transferred Employee as of the Distribution Date shall be provided without interruption under the appropriate MRV Health Plan (to the extent such continued treatment is not provided under a Luminent Health Plan) until such treatment is concluded, discontinued, or, if earlier, through ___________, 2000, pursuant to applicable Health Plan rules and limitations, but Luminent shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments as of the Distribution Date.

        (c) Vendor Arrangements. MRV shall use its commercially reasonable best efforts for and on behalf of Luminent to procure, effective as of the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree): (i) Group Insurance Policies, which are comparable in the aggregate in all Material Features to the Group Insurance Policies entered into by MRV, as set forth in Schedule 4.1(c)(i) (the "Group Insurance Policies"); and (iii) an HMO Agreement which is comparable in the aggregate in all Material Features to the HMO Agreement entered into by MRV, as set forth in Schedule 4.1(c)(ii) (the "HMO Agreement"). In each case, Luminent shall, as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), establish, adopt and/or implement such contracts, agreements or arrangements. Luminent may, at such future date after the Distribution Date, elect to discontinue such contracts, agreements or arrangements in accordance with Section 2.3.

        (d) Continuance of Elections, Co-Payments and Maximum Benefits.

            (i) As of the Distribution Date and for the remainder of the plan year in which the Distribution Date occurs (or such other period as MRV and Luminent may mutually agree), Luminent shall make its commercially reasonable best efforts to cause the Luminent Health Plans to recognize and maintain all coverage and contribution elections made by Luminent Employees and Luminent Transferred Employees under the MRV Health Plans and apply such elections under the Luminent.

           Health Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between MRV to Luminent at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the MRV Health Plans or the Luminent Health Plans.

            (ii) On and after the Distribution Date, Luminent shall cause the Luminent Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Luminent Transferred Employees under the MRV Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to Luminent Transferred Employees under the MRV Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Luminent Health Plans.

        (e) HCFA. As of the Separation Date (or such other date as MRV and Luminent may mutually agree), Luminent shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, under the HCFA data match reports that relate to Luminent Transferred Employees.

Section 4.2 Health Plans from the Separation Date through the Distribution Date. Except as otherwise agreed by MRV and Luminent, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as MRV and Luminent may mutually agree), Luminent shall be a Participating Company in the MRV Health Plans listed on Schedule 4.2(a). MRV shall administer claims incurred under the MRV Health Plans by Luminent Employees before the Distribution Date but only to the extent that Luminent has not, before the Distribution Date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by MRV with respect to such claims shall be final and binding. MRV shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Luminent Transferred Employees before the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree), including any claims that were administered by MRV as of, on, or after the Distribution Date (or such other date(s) as MRV and Luminent may mutually agree). Except as set forth in the preceding sentence, Luminent shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Health Plans, subject to Section 6.2.

Section 4.3 Group Life Plan.

        (a) Luminent's Participation in MRV Group Life Plan. Luminent shall, until the Distribution Date (or such other date as MRV and Luminent may mutually agree), continue to be a Participating Company in the MRV Group Life Plan. Luminent shall cease to be a Participating Company in the MRV Group Life Plan coincident with Luminent's establishment of the

Luminent Group Life Plan (or, if none, Luminent's written notice to MRV of its withdrawal as a Participating Company in the MRV Group Life Plan). Luminent shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Group Life Plan, subject to Section 6.2.

        (b) Luminent's Establishment of Luminent Group Life Plan. MRV shall make its commercially reasonable best efforts to procure an arrangement on behalf of Luminent for a Group Life Plan which shall be comparable in the aggregate in all Material Features to the MRV Group Life Plan as are financially, administratively and legally practicable. If MRV procures such an arrangement, Luminent will not unreasonably withhold its consent to adopt such an arrangement to constitute the Luminent Group Life Plan. Luminent will reimburse MRV for its direct and indirect costs and expenses associated with its procurement, preparation, and implementation of the Luminent Group Life Plan, subject to
Section 6.2.

Section 4.4 AD&D Plan.

        (a) Luminent's Participation in MRV AD&D Plan. Luminent shall, until the Distribution Date (or such other date as MRV and Luminent may mutually agree), continue to be a Participating Company in the MRV AD&D Plan. Luminent shall cease to be a Participating Company in the MRV AD&D Plan coincident with Luminent's establishment of the Luminent AD&D Plan (or, if none, Luminent's written notice to MRV of its withdrawal as a Participating Company in the MRV AD&D Plan). Luminent shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV AD&D Plan, subject to Section 6.2.

        (b) Luminent's Establishment of Luminent AD&D Plan. MRV shall make its commercially reasonable best efforts to procure an arrangement on behalf of Luminent for an AD&D Plan which shall be comparable in the aggregate in all Material Features to the MRV AD&D Plan as are financially, administratively and legally practicable to Luminent. If MRV procures such an arrangement, Luminent shall not unreasonably withhold its consent to adopt such an arrangement to constitute the Luminent AD&D Plan. Luminent will reimburse MRV for its direct and indirect costs and expenses associated with its procurement, preparation and implementation of the Luminent AD&D Plan, subject to Section 6.2.

Section 4.5 Long-Term Disability Plan. Luminent shall, until the Distribution Date (or such other date as Luminent and MRV may mutually agree), continue to be a Participating Company in the MRV Long-Term Disability Plan. MRV shall use its commercially reasonable best efforts for and on behalf of Luminent to procure, effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), a Luminent Long-Term Disability Plan. Luminent will reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Long-Term Disability Plan and MRV's assistance in procuring, preparing, and implementing the Luminent Long-Term Disability Plan, subject to Section 6.2.

Section 4.6 COBRA. MRV shall be responsible through the Distribution Date (or such other date as MRV and Luminent may mutually agree), for compliance with the health care continuation coverage requirements of COBRA and the MRV Health and Welfare Plans with respect to Luminent Employees and qualified beneficiaries (as such term is defined under COBRA). Luminent shall be responsible for providing MRV with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable MRV COBRA policies and procedures. As soon as administratively practicable after the Distribution Date (or such other date as MRV and Luminent may mutually agree), MRV shall provide Luminent (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Luminent Group and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), Luminent shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Luminent Health and Welfare Plans for Luminent Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA); provided, however, Luminent may elect to retain MRV's services in such manner and for such period as MRV and Luminent may mutually agree to assist it with COBRA administration and Luminent will reimburse MRV for its costs and expenses associated with such administration, subject to Section 6.2.

Section 4.7 Leave of Absence Plans and FMLA.

        (a) Allocation of Responsibilities After Separation Date. Effective as of the Separation Date (or such other date as MRV and Luminent may mutually agree): (i) Luminent shall adopt Leave of Absence Plans which shall be comparable in the aggregate in all Material Features to the MRV Leave of Absence Plans as in effect on the Separation Date (or such other date as MRV and Luminent may mutually agree); (ii) Luminent shall honor all terms and conditions of leaves of absence which have been granted to any Luminent Employee under a MRV Leave of Absence Plan or FMLA before the Separation Date by MRV, including such leaves that are to commence after the Separation Date (or such other date as MRV and Luminent may mutually agree); and (iii) Luminent shall recognize all periods of service of Luminent Employees and Luminent Transferred Employees with the MRV Group, as applicable, to the extent such service is recognized by the MRV Group for the purpose of eligibility for leave entitlement under the MRV Leave of Absence Plans and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

        (b) Administration. Through the Distribution Date (or such other such period as MRV and Luminent may mutually agree), MRV will administer, or cause to be administered, the Luminent Leave of Absence Plans in such manner as MRV and Luminent may mutually agree. Luminent will reimburse MRV for its costs and expenses associated with such administration, subject to Section 6.2.

        (c) Disclosure. Before the Distribution Date (or such other date as MRV and Luminent may mutually agree), MRV shall provide to Luminent copies of all records pertaining to the MRV Leave of Absence Plans and FMLA with respect to all Luminent Employees and Luminent Transferred Employees to the extent such records have not been previously provided.

Section 4.8 Workers' Compensation Plan.

        (a) Assumption of MRV and Luminent Workers' Compensation Plan Liabilities by Luminent. Effective as of the Separation Date, Luminent shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from their claims by Luminent Employees and Luminent Transferred Employees employment with the Luminent Business ("Luminent Claims") whether incurred before or after the Separation Date.

        (b) Participation in the MRV Workers' Compensation Plan. Luminent shall, until the Distribution Date (or such other date as Luminent and MRV may mutually agree), continue to be a Participating Company in the MRV Workers' Compensation Plan. MRV shall continue to administer, or cause to be administered, the MRV Workers' Compensation Plan in accordance with its terms and applicable law. Luminent shall fully cooperate with MRV and its insurance company in the administration and reporting of Luminent Claims under the MRV Workers' Compensation Plan. Any determination made, or settlement entered into, by or on behalf of MRV or its insurance company with respect to Luminent claims under the MRV Workers' Compensation Plan shall be final and binding. Luminent shall reimburse MRV and its insurance company for any and all direct and indirect costs related to the Luminent claims or Luminent's participation in the MRV Workers' Compensation Plan, including, but not limited to loss costs, claims administration fees, legal expenses, premium audits, and retrospective premium adjustments, subject to Section 6.2. MRV shall transfer to and reimburse Luminent any assets related to the Luminent claims or Luminent's participation in the MRV Workers' Compensation Plan, including, but not limited to, loss reserves, premium audits, and retrospective premium adjustments.

        (c) Outsourcing of Luminent Workers' Compensation Plan Claims. Luminent shall have the right to transfer the administration of Luminent Claims incurred under the MRV Workers' Compensation Plan to a third party administrator, vendor, or insurance company ("Outsource"). Luminent shall promptly notify MRV of its intent to transfer such claims, including the material terms and conditions of the transfer before the effective date thereof. MRV, upon the request of Luminent, shall use its commercially reasonable best efforts to procure such Outsourcing on behalf of Luminent, assist Luminent in the transition to Outsourcing, and provide Luminent with any information that is in the possession of MRV and is reasonably available and necessary to obtain such Outsourcing.

        (d) Establishment of the Luminent Workers' Compensation Plan. As of the Distribution Date, Luminent shall be responsible for complying with the workers' compensation requirements of the states in which the Luminent Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the MRV Workers' Compensation Plan. Notwithstanding the foregoing, MRV, upon the request of Luminent, shall use its commercially reasonable best efforts to procure workers' compensation insurance policies on behalf of Luminent, assist Luminent in the transition to its own separate insurance program, and provide Luminent with any information that is in the possession of MRV and is reasonably available and necessary to either obtain insurance coverages for Luminent or to assist Luminent in preventing unintended self-insurance, in whatever form.

Section 4.9 Administrative Services. To the extent not provided otherwise in this Article, MRV shall provide certain administrative services to Luminent in conjunction with both the MRV and Luminent Health and Welfare Plans in such manner and for such period as MRV and Luminent may mutually agree. Luminent shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to Section 6.2.

                                    ARTICLE V
                          EQUITY AND OTHER COMPENSATION

Section 5.1 Bonus Plan. Employees of the Luminent Business (including, for this purpose, any employees of MRV who are designated as employees of the Luminent Business for purposes of the Separation) shall cease their participation in the MRV Bonus Plan in the quarter ending prior to the Distribution Date (or such other date as MRV and Luminent may mutually agree). Any bonus pool, or portion thereof, that has been finally determined by MRV in its discretion or accrued for under the MRV Bonus Plan for the benefit of, or that is allocable to, employees of the Luminent Business (including for this purpose, any employees of MRV who are designated as employees of the Luminent Business for purposes of the Separation) shall be paid to such Employees pursuant to the terms and conditions of the MRV Bonus Plan, except that such payment shall be made on the Distribution Date (or such other date as MRV and Luminent may mutually agree). Effective as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), Luminent shall establish the Luminent Bonus Plan for Luminent Employees and Luminent Transferred Employees for Luminent fiscal period(s) beginning on and after the Distribution Date (or such other date as MRV and Luminent may mutually agree), to be administered by the Compensation Committee of the Luminent Board of Directors.

Section 5.2 MRV Options.

        (a) Option Assumption by Luminent. At the Distribution Date (or such other date as MRV and Luminent may mutually agree), 80 percent of each outstanding MRV Option held by Luminent Transferred Employees, whether vested or unvested, shall be, in connection with the Distribution, assumed by Luminent. Luminent shall replace 80 percent of the total intrinsic value of each MRV Option held by Luminent Transferred Employees as of the Distribution Date (or such other date as MRV and Luminent may mutually agree) by offering options to purchase Luminent stock mirroring the provisions of the then existing MRV Options. MRV shall be responsible to preserve the remaining 20 percent of the intrinsic value of each such MRV Option by adjusting the Luminent Transferred Employee's MRV Options accordingly. Each MRV Option so assumed by Luminent shall continue to have, and be subject to, the same terms and conditions set forth in the MRV Stock Plans and as provided in the respective option agreements governing such MRV Option as of the Distribution Date (or such other date as MRV and Luminent may mutually agree), except that (i) such MRV Option shall be exercisable for that number of whole shares of Luminent common stock equal to the quotient of the number of shares of MRV common stock that were issuable upon exercise of such MRV Option as of the Distribution Date divided by the Ratio, rounded down to the nearest whole number of shares of Luminent common stock, and
(ii) the per share exercise price for the shares of Luminent common stock issuable upon exercise of such assumed MRV Option shall be equal to the product determined by multiplying the exercise price per share of MRV common stock at which such MRV Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

        (b) Assumption Criteria. It is the intention of MRV and Luminent that the assumption of MRV Options by Luminent pursuant to Subsection 5.2(a) meet the following criteria: (i) the aggregate intrinsic value of the assumed MRV Options immediately after the assumption is not greater than such value immediately before the assumption; (ii) with respect to each such assumed MRV Option, the ratio of the exercise price per share to the Luminent Stock Value of the assumed MRV Options immediately after the assumption is not less than the ratio of the exercise price per share to the MRV Stock Value immediately before the assumption; and (iii) the vesting and option term of the assumed MRV Options shall not be changed.

        (c) Certain Non-U.S. Optionees. Except as may otherwise be agreed upon by MRV and Luminent and/or as set forth in Schedule 5.2, this Section 5.2 shall govern the treatment of MRV Options held by non-U.S. Luminent Transferred Employees, if any.

Section 5.3 MRV Restricted Stock.

        (a) Forfeiture. Except as otherwise specified herein and subject to the terms of the applicable MRV Stock Plans, on the Distribution Date, MRV Restricted Stock (including any Luminent common stock issued with respect to such MRV Restricted Stock in connection with the Distribution) held by Luminent Transferred Employees shall be forfeited in accordance with the terms of the applicable MRV Stock Plans.

        (b) Substitution. Each Luminent Employee who holds MRV Restricted Stock shall receive Luminent Restricted Stock at the Distribution Date (or such other date as MRV and Luminent may mutually agree), as more fully set forth in this Subsection 5.3(b). The value of a Luminent Employee's resulting Luminent Restricted Stock award shall be substantially equivalent to the value of his or her forfeited MRV Restricted Stock award (such value to be reasonably determined by Luminent immediately before the Record Date, the Distribution Date (or such other date as MRV and Luminent may mutually agree)). The resulting Luminent Restricted Stock shall vest under circumstances substantially identical to the vesting conditions applicable to the corresponding MRV Restricted Stock.

        (c) Certain Non U.S. Restricted Stock Holders. Except as may otherwise be agreed upon by MRV and Luminent and/or as set forth in Schedule 5.3, this
Section 5.3 shall govern the treatment of MRV Restricted Stock held by non-U.S. Luminent Transferred Employees, if any.

Section 5.4 Administrative Services. To the extent not provided otherwise in this Article, MRV shall provide certain administrative services to Luminent in conjunction with both the MRV and Luminent Stock Plans in such manner and for such period as MRV and Luminent may mutually agree. Luminent shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to Section 6.2.


                                   ARTICLE VI
                            ADMINISTRATIVE PROVISIONS


Section 6.1 Master Transitional Services Agreement. On or prior to the Separation Date (or such other date as Luminent and MRV may mutually agree), MRV and Luminent may enter into a Master Transitional Services Agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services by MRV to Luminent or, in certain circumstances, vice versa, if appropriate or necessary.

Section 6.2 Payment of Liabilities, Plan Expenses and Related Matters.

        (a) Expenses and Costs Chargeable to a Trust. Effective as of the Separation Date, Luminent shall pay its share of any contributions made to any trust maintained in connection with a MRV Plan while Luminent is a Participating Company in that MRV Plan.

        (b) Contributions to Trusts. With respect to MRV Plans to which Luminent Employees and Luminent Transferred Employees make contributions, MRV shall use reasonable procedures to determine Luminent Assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.

        (c) Administrative Expenses Not Chargeable to a Trust. Effective as of the Separation Date, to the extent not charged pursuant to a Master Transitional Services Agreement (as contemplated by Section 6.1) or another Ancillary Agreement, and to the extent not otherwise agreed to in writing by MRV and Luminent, and to the extent not chargeable to a trust established in connection with a MRV Plan (as provided in paragraph (a)), Luminent shall be responsible, through either direct payment or reimbursement to MRV in accordance with Section
5.3 of the Separation Agreement and/or the Master Transitional Services Agreement, for its allocable share of actual third party and/or vendor costs and expenses incurred by MRV and additional costs and expenses, subject to the methodology reasonably agreed upon by MRV and Luminent, in the administration of
(i) the MRV Plans while Luminent participates in such MRV Plans, and (ii) the Luminent Plans, to the extent MRV procures, prepares, implements and/or administers such Luminent Plans. To the extent not otherwise determinable through direct allocation of costs and expenses, Luminent's allocable share of such costs and expenses will be based on Luminent Revenue as a percentage of total MRV Revenue.

        (d) Allocation of Costs and Expenses. Except as otherwise provided in this Agreement, the Master Transitional Services Agreement, or in any underlying transitional services schedule between MRV and Luminent (as contemplated in Section 6.1) relating to the Separation, the IPO, or the Distribution, all costs and expenses of the parties hereto in connection with the Separation, the IPO (including underwriting discounts and commissions) and the Distribution and costs and expenses of the parties hereto in connection with the Separation shall be allocated between Luminent and MRV. Luminent and MRV shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Separation, the IPO and the Distribution.

Section 6.3 Transitional Staffing Services. MRV will provide certain transitional staffing services and other services as MRV and Luminent may mutually agree, as set forth on Schedule 6.3; provided, however, that for purposes of the Workers' Compensation Plan (as set forth in Section 4.8) the Transitional Staffing Services Agreement for finance shall control, to Luminent in such manner and for such period as MRV and Luminent may mutually agree. Luminent shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to Section 6.2.

Section 6.4 Sharing of Participant Information. In addition to the responsibilities and obligations of MRV and Luminent specified in Exhibit I to the Separation Agreement, MRV and Luminent shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the MRV Plans and the Luminent Plans during the respective periods applicable to such Plans as Luminent and MRV may mutually agree). MRV and Luminent and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

Section 6.5 Reporting and Disclosure Communications to Participants. While Luminent is a Participating Company in the MRV Plans, Luminent shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all MRV Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the MRV Plans and Luminent Plans. Luminent shall reimburse MRV for the costs and expenses relating to the copies of all such documents provided to Luminent, except to the extent such costs are charged pursuant to Section 6.2 (or are otherwise addressed in this Agreement) or pursuant to an Ancillary Agreement. Luminent shall assist MRV in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the MRV Plans, where applicable.

Section 6.6 Audits Regarding Vendor Contracts. From the period beginning as of the Separation Date and ending on such date as MRV and Luminent may mutually agree, MRV and Luminent and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the MRV Health and Welfare Plans and the Luminent Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. MRV and Luminent shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs and expenses incurred in connection with such audits will be shared.

Section 6.7 Employee Identification Numbers. Until the Distribution Date (or such other period as MRV and Luminent may mutually agree), MRV and Luminent shall not change any employee identification numbers assigned by MRV. MRV and Luminent mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of MRV or Luminent shall not be duplicated between MRV and Luminent.

Section 6.8 Beneficiary Designation. Subject to Section 6.11, all beneficiary designations made by Luminent Employees and Luminent Transferred Employees for the MRV Plans shall be transferred to and be in full force and effect under the corresponding Luminent Plans, in accordance with the terms of each such applicable Luminent Plan, until such beneficiary designations are replaced or revoked by the Luminent Employees and Luminent Transferred Employee who made the beneficiary designation.

Section 6.9 Requests for IRS and DOL Opinions. MRV and Luminent shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Luminent and MRV shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which MRV and/or Luminent elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

Section 6.10 Fiduciary Matters. MRV and Luminent each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

Section 6.11 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, MRV and Luminent shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, MRV and Luminent shall negotiate in good faith to implement the provision in a mutually satisfactory manner.


                                   ARTICLE VII
                           EMPLOYMENT-RELATED MATTERS


Section 7.1 Terms of Luminent Employment. All basic terms and conditions of employment for Luminent Employees and Luminent Transferred Employees including, without limitation, their pay and benefits in the aggregate, shall, to the extent legally and practicably possible, remain substantially the same through the Distribution Date as the terms and conditions that were in place when the Luminent Employee or Luminent Transferred Employee was employed by the MRV Group, as applicable. Notwithstanding the foregoing, Luminent Employees and Luminent Transferred Employees shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Luminent by the Separation Date. In addition, nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the MRV Group or the Luminent Group.

Section 7.2 HR Data Support Systems. MRV shall provide human resources data support for Luminent Employees and Luminent Transferred Employees through _______________ (or such other period as MRV and Luminent may mutually agree). Luminent agrees to fully reimburse MRV for any and all direct and indirect costs and expenses associated with its use of the MRV human resources data support systems, subject to Section 6.2. In the event that MRV and Luminent agree to extend the time period beyond _________________, then the costs and expenses will be computed in accordance with Section 6.2; provided, however, an additional ten percent (10%) charge will be incurred by Luminent. MRV and Luminent each reserves the right to discontinue Luminent's access to any MRV human resources data support systems with sixty (60) days notice (or such other period as MRV and Luminent may mutually agree).

Section 7.3 Non-Solicitation of Employees. Subject to Section 5.12 of the Separation Agreement, MRV and Luminent each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of two (2) years following the Distribution Date. To the extent this prohibition is waived, any recruitment efforts by either MRV or Luminent during the period of one (1) year after the Distribution Date shall be coordinated with each party's Senior Vice President of Human Resources or his or her designate and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:
(a) solely as a result of an employee's
affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

Section 7.4 Employment of Employees with U.S. Work Visas. Luminent Employees with U.S. work visas authorizing them to work for Luminent will continue to hold work authorization for the Luminent Group after the Separation Date. Luminent will request amendments to the nonimmigrant visa status of Luminent Employees and Luminent Transferred Employees with U.S. work visas authorizing them to work for MRV, excluding the Luminent Group, to request authorization to work for Luminent.

Section 7.5 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the MRV non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the MRV Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

Section 7.6 Personnel Records. Subject to applicable laws on confidentiality and data protection, MRV shall deliver to Luminent prior to the Distribution Date (or such other date as MRV and Luminent may mutually agree), personnel records of Luminent Employees and Luminent Transferred Employees to the extent such records relate to Luminent Employees' and Luminent Transferred Employees' active employment by, leave of absence from, or termination of employment with Luminent. Luminent shall fully reimburse MRV for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 6.2.

Section 7.7 Medical Records. Subject to applicable laws on confidentiality and data protection, MRV shall deliver to Luminent prior to the Distribution Date (or such other date as MRV and Luminent may mutually agree), medical records of Luminent Employees and Luminent Transferred Employees to the extent such records
(a) relate to Luminent Employees' and Luminent Transferred Employees' active employment by, leave of absence from, or termination of employment with Luminent, and (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons. Luminent shall fully reimburse MRV for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 6.2.



Section 7.8 Unemployment Insurance Program.

        (a) Claims Administration Through Distribution Date. Unless otherwise directed by Luminent, MRV shall use its commercially reasonable best efforts to cause Luminent to receive service from MRV's third party unemployment insurance administrator through the Distribution Date (or such other date as MRV and Luminent may mutually agree). Luminent shall reimburse MRV for its allocable share of fees paid and related costs and expenses by MRV to its third party unemployment insurance administrator for services rendered during such period, pursuant to the Master Transitional Services Agreement. Luminent shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Luminent.

         (b) Claim Administration Post-Distribution Date. Before the Distribution Date, MRV shall use its commercially reasonable best efforts for and on behalf of Luminent to procure an agreement with its third party unemployment insurance administrator comparable in the aggregate in all Material Features to the MRV third party unemployment insurance agreement, including, without limitation, administration of all unemployment compensation claims of Luminent Transferred Employees and Luminent Employees, regardless of whether such claims were filed before, on, or after the Distribution Date. Luminent shall not unreasonably withhold its consent to adopt such an agreement with such administrator. Luminent shall reimburse MRV for any and all direct and indirect costs and expenses associated with such procurement, subject to the Master Transitional Services Agreement.

Section 7.9 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Luminent Employee, Luminent Transferred Employee or other former, present or future employee of MRV or Luminent under any MRV Plan or Luminent Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Luminent or any member of the Luminent Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between MRV and Luminent before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

Section 7.10 Employment Litigation.

        (a) Claims to be Transferred to Luminent and/or Jointly Defended by MRV and Luminent. On or before the Separation Date, MRV and Luminent will enter into a written agreement that specifies the legal responsibility and accompanying Liability for identified claims of Luminent.

        (b) Unscheduled Claims. Luminent shall have the sole responsibility for all employment-related claims regarding Luminent Employees and Luminent Transferred Employees that exist, or come into existence, on or after the Separation Date relating to, arising out of, or resulting from their employment with the Luminent Business or the Luminent Group.


                                  ARTICLE VIII
                               GENERAL PROVISIONS


Section 8.1 Effect if Separation, IPO and/or Distribution Does Not Occur. Subject to Section 8.10, if the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO, and/or Distribution Date, or otherwise in connection with the Separation, IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Luminent and MRV.

Section 8.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Section 8.3 Affiliates. Each of MRV and Luminent shall cause to be performed and hereby guarantee the performance of any and all actions of the MRV Group or the Luminent Group, respectively.

Section 8.4 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references within the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.4 (relating to Agreement for Exchange of Information);
Section 5.9 (relating to Dispute Resolution); Section 5.11 (relating to No Representation or Warranty); and Article V (relating to Covenants and Other Matters).

Section 8.5 Governing Law. To the extent not preempted by applicable federal law, including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of law principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8.6 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MRV Group and each member of the Luminent Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

Section 8.7 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

Section 8.8 Interpretation. The headings contained in this Agreement or any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

Section 8.9 Amendment. The Board of Directors of Luminent and MRV may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Senior Vice President, Human Resources of MRV and the functional equivalent of Luminent have full power and authority to mutually adopt an amendment to this Agreement (subject to each of their authority to amend Plans). No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals.

Section 8.10 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of MRV without the approval of Luminent. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of MRV and Luminent. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

Section 8.11 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

Section 8.12 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                               MRV COMMUNICATIONS, INC.,
                                               a Delaware corporation


                                            By:
                                               --------------------------------
                                               Noam Lotan
                                               Chief Executive Officer


                                               LUMINENT, INC.,
                                               a Delaware corporation


                                            By:
                                               --------------------------------
                                               William R. Spivey
                                               Chief Executive Officer

                                  SCHEDULE 2.7


                          NON-U.S. EMPLOYMENT MATTERS



NONE.

                                 SCHEDULE 4.1(a)


                        LUMINENT HEALTH AND WELFARE PLANS



Luminent Health Plans:

-       Blue Cross Point of Service Plan;

        -       Blue Cross Health Maintenance Organization (HMO);

        -       Blue Cross Preferred Provider Organization (PPO);

        -       Group Life Plan; and

        -       AD&D Plan.

-       Guardian Dental Plan;

-       Vision Service Plan;

-       State Fund Workers' Compensation Plan;

-       401K Plan (run by Manulife);

-       Premium Only Plan (POP); and

-       Leave of Absence Programs (Maternity, Paternity & Bereavement).

                               SCHEDULE 4.1(c)(i)


                            GROUP INSURANCE POLICIES



Blue Cross Point of Service Plan

        -       Blue Cross Health Maintenance Organization (HMO);

        -       Blue Cross Preferred Provider Organization (PPO);

        -       Group Life Plan; and

        -       AD&D Plan.

                               SCHEDULE 4.1(c)(ii)



                                  HMO AGREEMENT



Blue Cross HMO

                                 SCHEDULE 4.2(a)


                          MRV HEALTH AND WELFARE PLANS




MRV Health Plans:



-       Blue Cross Point of Service Plan;

        -       Blue Cross Health Maintenance Organization (HMO);

        -       Blue Cross Preferred Provider Organization (PPO);

        -       Group Life Plan; and

        -       AD&D Plan.

-       Guardian Dental Plan;

-       Vision Service Plan;

-       State Fund Workers' Compensation Plan;

-       401K Plan (run by Manulife); and

-       Premium Only Plan (POP).

                                  SCHEDULE 5.3


                    OPTIONS HELD BY CERTAIN NON-U.S. LUMINENT

                              TRANSFERRED EMPLOYEES





NONE.

                                  SCHEDULE 5.4



                          MRV RESTRICTED STOCK HELD BY

                     NON-U.S. LUMINENT TRANSFERRED EMPLOYEES



NONE.

                                  SCHEDULE 6.5

                         TRANSITIONAL STAFFING SERVICES


Marketing;

Support Staff;

Finance;

Human Resources;

Executive Officers; and

Insurance.